EXHIBIT 21.1

SCIENTIFIC TECHNOLOGIES INCORPORATED

Annual Report on Form 10-K
Year ended December 31, 2005

Subsidiaries of the Registrant.

STI Scientific Technologies GmbH, a German corporation

Lundahl Instruments, Inc., a Utah corporation

PSI-Tronix Technologies Incorporated, a California corporation

Dunn Sales Incorporated, a California corporation

Applied Electro Technology International